     As filed with the Securities and Exchange Commission on April 29, 2005
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

         ALLETE, INC.               MINNESOTA                    41-0418150
(Exact name of registrant as     (State or other              (I.R.S. Employer
  specified in its charter)      jurisdiction of             Identification No.)
                                 incorporation or
                                  organization)

                             30 WEST SUPERIOR STREET
                          DULUTH, MINNESOTA 55802-2093
                                 (218) 279-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                    MINNESOTA POWER AND AFFILIATED COMPANIES
                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
                              (Full Title of Plan)
                              --------------------

            DONALD J. SHIPPAR                  DEBORAH A. AMBERG, Esq.
              President and                Vice President, General Counsel
         Chief Executive Officer                    and Secretary
         30 West Superior Street               30 West Superior Street
      Duluth, Minnesota 55802-2093          Duluth, Minnesota 55802-2093
             (218) 279-5000                        (218) 279-5000

             JAMES K. VIZANKO                  ROBERT J. REGER, JR., Esq.
        Senior Vice President and               Thelen Reid & Priest LLP
          Chief Financial Officer                   875 Third Avenue
         30 West Superior Street             New York, New York 10022-6225
       Duluth, Minnesota 55802-2093                  (212) 603-2000
              (218) 279-5000
       (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                              --------------------

                                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE            OFFERING PRICE            AGGREGATE                 AMOUNT OF
        TO BE REGISTERED                REGISTERED (1)(2)            PER UNIT (4)         OFFERING PRICE (4)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value          3,000,000 Shares              $40.67                $122,010,000              $14,361
Preferred Share Purchase Rights        3,000,000 Rights (3)               --                       --                   -- (5)
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (Plan).
(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional securities as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transactions, in accordance with the provisions of the Plan.
(3) The preferred share purchase rights are attached to and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.
(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant's common stock on the New York Stock Exchange composite tape on April 27, 2005.
(5) Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the fee for the common stock.

                    MINNESOTA POWER AND AFFILIATED COMPANIES
                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by ALLETE, Inc. (ALLETE) and the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan
(Plan) with the Securities and Exchange Commission (SEC) pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference.

     (1) ALLETE's Annual Report on Form 10-K for the year ended December 31,
         2004;

     (2) ALLETE's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

     (3) ALLETE's Current Reports on Form 8-K filed with the SEC on January 4, 2005, February 10, 2005 (excluding any portion of such report that was furnished), February 17, 2005, March 18, 2005, March 29, 2005, and April 1, 2005; and

     (4) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

     All documents subsequently filed by ALLETE or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                           DESCRIPTION OF COMMON STOCK

     GENERAL. The following statements describing our common stock are not intended to be a complete description. They are qualified in their entirety by reference to our Articles of Incorporation, Rights Plan, as defined below, and mortgage and deed of trust. We also refer you to the laws of the State of Minnesota.

     We have the following authorized capital stock by our Articles of
Incorporation: 43,333,333 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of the date of this registration statement, 29,837,761 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

     DIVIDEND RIGHTS. Our common stock is entitled to dividends only after we have provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock.

     Our Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE's preferred stock were outstanding and certain common stock equity capitalization ratios were not met.

     VOTING RIGHTS (NON-CUMULATIVE VOTING). Holders of our common stock are entitled to receive notice of and to vote at any meeting of our shareholders. Each share of our common stock, as well as each share of any of our issued and outstanding preferred stock, is entitled to one vote. Since the holders of these shares do not have cumulative voting rights, the holders of more than 50 percent of the shares voting can elect all our directors. If that happens, the holders of the remaining shares voting (less than 50 percent) cannot elect any directors. In addition, whenever dividends on any of our preferred stock are in default in the amount of four quarterly payments, and until all the dividends in default are paid, the holders of our preferred stock are entitled, as one class, to elect a majority of the directors. Our common stock, as one class, would then elect the minority.

                    ALLETE 2005 RSOP Registration Statement                 II-1

     Our Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:

     - quorums;
     - terms of directors elected;
     - vacancies;
     - class voting;
     - meetings; and
     - adjournments.

     Our Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of our Board of Directors. These provisions include:

     (1) a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of our capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain "fair price" and procedural requirements. Neither a 75 percent shareholder vote nor a "fair price" is required for any of those transactions that have been approved by a majority of the "Disinterested Directors," as that term is defined in our Articles of Incorporation;

     (2) a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and

     (3) a provision providing that some parts of our Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of our capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of our Articles of Incorporation that cannot be altered except as stated above include parts relating to:

         - mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and

         - the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the Board of Directors are filled.

     LIQUIDATION RIGHTS. After we have satisfied creditors and the preferential liquidation rights of any of our outstanding preferred stock, the holders of our common stock are entitled to share ratably in the distribution of all remaining assets.

     MISCELLANEOUS. Holders of our common stock have no preemptive or conversion rights. Our common stock is listed on the New York Stock Exchange. The transfer agents and registrars for our common stock are Wells Fargo Bank, N.A. and ALLETE.

     DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS. The following statements describing our preferred share purchase rights (each a Right) are not intended to be a complete description. They are qualified in their entirety by reference to the Rights Agreement, dated as of July 24, 1996 (Rights Plan), between ALLETE and ALLETE's Corporate Secretary, as Rights Agent. We also refer you to the laws of the State of Minnesota.

     In July 1996, our Board of Directors declared a dividend distribution of one Right for each outstanding share of our common stock to shareholders of record at the close of business on July 24, 1996 (Record Date). Our Board of Directors also authorized the issuance of one Right for each share of our common stock that becomes outstanding between the Record Date and July 23, 2006, or an earlier date on which the Rights are redeemed. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one-and-a-half one-hundredths (three two-hundredths) of a share of Junior Serial Preferred Stock A, without par value (Serial Preferred) at a price of $90.00 (the Purchase Price). The Purchase Price is subject to adjustment.

II-2                ALLETE 2005 RSOP Registration Statement

     Initially, no separate Right Certificates were distributed. Until the Distribution Date, our common stock certificates together with a copy of the Summary of Rights Plan are proof of the Rights. The Distribution Date is the earlier to occur of:

     (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of our common stock (the Stock Acquisition Date); or

     (2) 15 business days following the commencement of (or a public announcement of an intention to make) a tender or exchange offer where a person or group would become the beneficial owner of 15 percent or more of our outstanding shares of common stock. At any time before a person becomes an Acquiring Person, our Board of Directors may extend the 15-business day time period.

     Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be transferred only with our common stock. The transfer of any of our common stock (whether by certificate or DRS), with or without a copy of the Summary of Rights Plan, will also constitute the transfer of the Rights associated with that common stock. As soon as practicable following the Distribution Date, we will mail separate certificates for the Rights to holders of record of our common stock as of the close of business on the Distribution Date. After the Distribution Date, separate certificates for the Rights will be given as proof of the Rights.

     Each whole share of our Serial Preferred will have a minimum preferential quarterly dividend rate equal to the greater of $51 per share or, subject to anti-dilution adjustment, 200 times the dividend declared on our common stock. If ALLETE liquidates, no distribution will be made to the holders of our common stock until the holders of our Serial Preferred have received a liquidation preference of $100 per share, plus accrued and unpaid dividends. Holders of our Serial Preferred will be entitled to receive notice of and to vote at any meeting of our shareholders. Each whole share of our Serial Preferred is entitled to one vote. These shares do not have cumulative voting rights. Whenever dividends on any of our preferred stock are in default in the amount of four quarterly payments, and until all the dividends in default are paid, the holders of our Serial Preferred and other preferred stock will be entitled, together as one class, to elect a majority of directors. Our common stock would then elect the minority. If, in any merger or other transaction, shares of our common stock are exchanged for or converted into other securities and/or property, each whole share of our Serial Preferred will be entitled to receive, subject to anti-dilution adjustment, 200 times the amount for or into which each share of our common stock is exchanged or converted. We cannot redeem the shares of Serial Preferred.

     The Rights are not exercisable until the Distribution Date and will expire at the earliest of:

     (1) July 23, 2006 (Final Expiration Date);

     (2) the redemption of the Rights by ALLETE as described below; or

     (3) the exchange of all Rights for our common stock as described below.

     If any person (other than ALLETE, its affiliates or any person receiving newly-issued shares of common stock directly from ALLETE) becomes the beneficial owner of 15 percent or more of the then outstanding shares of common stock, each holder of a Right will have a right to receive, upon exercise at the then current exercise price of the Right, common stock (or, in the discretion of the Board of Directors, cash, property or other securities of ALLETE) with a value equal to two times the exercise price of the Right. The Rights Plan contains an exemption for common stock we issue directly to any person. This exemption applies even if the person would become the beneficial owner of 15 percent or more of our common stock, provided that the person does not acquire any additional shares of our common stock. Examples of situations where we might issue common stock directly include private placements or acquisitions we make using our common stock as consideration.

     If following the Stock Acquisition Date we are acquired in a merger or other business combination transaction, or 50 percent or more of our assets or earning power are sold, we will make proper provision so that each holder of a Right will, after the transaction, have the right to receive, upon exercise at the

                    ALLETE 2005 RSOP Registration Statement                 II-3
then current exercise price of the Right, common stock of the acquiring or surviving company with a value equal to two times the exercise price of the Right.

     If the events described in the preceding two paragraphs happen (the Triggering Events), any Rights that an Acquiring Person beneficially owns or transferred to certain persons, will immediately become null and void.

     The Purchase Price payable and the number of shares of our Serial Preferred or other securities or property issuable if the Rights are exercised, are subject to adjustment. An adjustment would be made to prevent dilution, if there was a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, our Serial Preferred or our common stock, or a reverse split of our outstanding shares of Serial Preferred or common stock.

     Our Board of Directors may exchange the Rights at an exchange ratio of one share of common stock per Right at any time that is:

     (1) after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15 percent or more of the outstanding common stock; and

     (2) before the acquisition by that person or group of 50 percent or more of the outstanding common stock.

     This exchange ratio is subject to adjustment and does not include Rights that have become null and void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in the Purchase Price. We will not be required to issue fractional shares of Serial Preferred or common stock (other than fractions in multiples of one one-hundredths of a share of Serial Preferred). Instead, we may make an adjustment in cash based on the market price of the Serial Preferred or common stock on the last trading date before the date of exercise.

     Our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.015 per Right (Redemption Price) anytime before a person becomes an Acquiring Person. At our option, we may pay the Redemption Price in cash, shares of our common stock or other consideration that our Board of Directors deems appropriate. If we redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     If the Rights are exercised, issuance of our Serial Preferred or our common stock will be subject to any necessary regulatory approvals. Until a Right is exercised, the holder of the Right will have no rights as a shareholder of ALLETE, including, without limitation, the right to vote or to receive dividends. One million shares of our Serial Preferred were reserved for issuance if the Rights are exercised.

     We may amend the provisions of the Rights Plan. However, any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

     The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ALLETE without conditioning the offer on the redemption of the Rights or on the acquisition of a substantial number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by our Board of Directors. This is because, at any time before a person becomes an Acquiring Person, our Board of Directors may redeem all of the outstanding Rights at the Redemption Price.

II-4                ALLETE 2005 RSOP Registration Statement

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, and the financial statements incorporated in this registration statement by reference to the Plan's Annual Report on Form 11-K for the year ended December 31, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The statements as to matters of law and legal conclusions under "Description of the Common Stock" in this registration statement and in the documents incorporated in this registration statement by reference, will be reviewed by Deborah A. Amberg, Esq., Duluth, Minnesota, Vice President, General Counsel and Secretary of ALLETE and are set forth or incorporated by reference herein in reliance upon her opinion given upon her authority as an expert.

     As of April 1, 2005 Ms. Amberg owned 2,342 shares of ALLETE common stock. Ms. Amberg is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan. Under the Executive Long-Term Incentive Compensation Plan, Ms. Amberg has:

     - outstanding options to purchase 13,220 shares of ALLETE common stock, of which 8,958 options are fully vested, the remainder of which shall vest over the next three years, and all of which will expire ten years from the date of grant; and

     - an award opportunity for up to 2,460 additional performance shares contingent upon the attainment of certain performance goals of ALLETE for the periods January 1, 2004 through December 31, 2005, January 1, 2004 through December 31, 2006, and January 1, 2005 through December 31, 2007.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines and reasonable expenses (including attorneys' fees and disbursements) incurred by the person in connection with the proceeding and where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article IX of the Articles of Incorporation of ALLETE contains the following provision:

       "No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by that director as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director:
       (a) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Minnesota Statutes Section 302A.559 or 80A.23; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date when this Article IX becomes effective. If, after the stockholders approve this provision, the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article IX shall apply to or have any affect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to that amendment or repeal."

                    ALLETE 2005 RSOP Registration Statement                 II-5

     Section 13 of the Bylaws of ALLETE contains the following provisions relative to indemnification of directors and officers:

       "The Corporation shall reimburse or indemnify each present and future Director and officer of the Corporation (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such Director or officer in connection with or arising out of any action, suit or proceeding in which such Director or officer may be involved by reason of being or having been a Director or officer of the Corporation. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not Directors or officers of the Corporation, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Corporation."

       "Reasonable expenses may include reimbursement of attorneys' fees and disbursements, including those incurred by a person in connection with an appearance as a witness."

       "Upon written request to the Corporation and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or Director may receive an advance for reasonable expenses if such agent, employee, officer or Director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A."

       "The foregoing rights shall not be exclusive of other rights to which any Director or officer may otherwise be entitled and shall be available whether or not the Director or officer continues to be a Director or officer at the time of incurring such expenses and liabilities."

     ALLETE has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of ALLETE against certain other liabilities and expenses.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT

*4(a)1  -  Articles of Incorporation, amended and restated as of May 8, 2001
           (filed as Exhibit 3(b) to the March 31, 2001 Form 10-Q, File No. 1-3548).

*4(a)2  -  Amendment to Articles of Incorporation, effective 12:00 p.m. Eastern
           Time on September 20, 2004 (filed as Exhibit 3 to the September 21, 2004 Form 8-K, File No. 1-3548).

*4(a)3  -  Amendment to Certificate of Assumed Name, filed with the Minnesota
           Secretary of State on May 8, 2001 (filed as Exhibit 3(a) to the March 31, 2001 Form 10-Q, File No. 1-3548).

*4(b)   -  Bylaws, as amended effective August 24, 2004 (filed as Exhibit 3 to the August 25, 2004 Form 8-K, File No. 1-3548).

*4(c)1  -  Mortgage and Deed of Trust, dated as of September 1, 1945, between
           Minnesota Power & Light Company (now ALLETE, Inc.) and The Bank of New York (formerly Irving Trust Company) and Douglas J. MacInnes (successor to Richard H. West), Trustees (filed as Exhibit 7(c), File No. 2-5865).

II-6                ALLETE 2005 RSOP Registration Statement

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT

*4(c)2  -  Supplemental Indentures to ALLETE, Inc.'s Mortgage and Deed of Trust:

              Number              Dated as of             Reference File                Exhibit
              ------------------  ----------------------  ----------------------------  ---------------
              First               March 1, 1949           2-7826                        7(b)
              Second              July 1, 1951            2-9036                        7(c)
              Third               March 1, 1957           2-13075                       2(c)
              Fourth              January 1, 1968         2-27794                       2(c)
              Fifth               April 1, 1971           2-39537                       2(c)
              Sixth               August 1, 1975          2-54116                       2(c)
              Seventh             September 1, 1976       2-57014                       2(c)
              Eighth              September 1, 1977       2-59690                       2(c)
              Ninth               April 1, 1978           2-60866                       2(c)
              Tenth               August 1, 1978          2-62852                       2(d)2
              Eleventh            December 1, 1982        2-56649                       4(a)3
              Twelfth             April 1, 1987           33-30224                      4(a)3
              Thirteenth          March 1, 1992           33-47438                      4(b)
              Fourteenth          June 1, 1992            33-55240                      4(b)
              Fifteenth           July 1, 1992            33-55240                      4(c)
              Sixteenth           July 1, 1992            33-55240                      4(d)
              Seventeenth         February 1, 1993        33-50143                      4(b)
              Eighteenth          July 1, 1993            33-50143                      4(c)
              Nineteenth          February 1, 1997        1-3548 (1996 Form 10-K)       4(a)3
              Twentieth           November 1, 1997        1-3548 (1997 Form 10-K)       4(a)3
              Twenty-first        October 1, 2000         333-54330                     4(c)3
              Twenty-second       July 1, 2003            1-3548 (June 30, 2003         4
                                                            Form 10-Q)
              Twenty-third        August 1, 2004          1-3548 (Sept. 30, 2004        4(a)
                                                            Form 10-Q)
              Twenty-fourth       March 1, 2005           1-3548 (March 31, 2005        4
                                                            Form 10-Q)

*4(d)1  -  Indenture of Trust, dated as of August 1, 2004, between the City of
           Cohasset, Minnesota and U.S. Bank National Association, as Trustee relating to $111 Million Collateralized Pollution Control Refunding Revenue Bonds (filed as Exhibit 4(b) to the September 30, 2004 Form 10-Q, File No. 1-3548).

*4(d)2  -  Loan Agreement, dated as of August 1, 2004, between the City of
           Cohasset, Minnesota and ALLETE, Inc. relating to $111 Million Collateralized Pollution Control Refunding Revenue Bonds (filed as
           Exhibit 4(c) to the September 30, 2004 Form 10-Q, File No. 1-3548).

*4(e)1  -  Mortgage and Deed of Trust, dated as of March 1, 1943, between
           Superior Water, Light and Power Company and Chemical Bank & Trust Company and Howard B. Smith, as Trustees, both succeeded by U.S. Bank Trust N.A., as Trustee (filed as Exhibit 7(c), File No. 2-8668).

*4(e)2  -  Supplemental Indentures to Superior Water, Light and Power Company's
           Mortgage and Deed of Trust:

              Number              Dated as of             Reference File                Exhibit
              ------------------  ----------------------  ----------------------------  ---------------
              First               March 1, 1951           2-59690                       2(d)(1)
              Second              March 1, 1962           2-27794                       2(d)1
              Third               July 1, 1976            2-57478                       2(e)1
              Fourth              March 1, 1985           2-78641                       4(b)
              Fifth               December 1, 1992        1-3548 (1992 Form 10-K)       4(b)1
              Sixth               March 24, 1994          1-3548 (1996 Form 10-K)       4(b)1
              Seventh             November 1, 1994        1-3548 (1996 Form 10-K)       4(b)2
              Eighth              January 1, 1997         1-3548 (1996 Form 10-K)       4(b)3

                    ALLETE 2005 RSOP Registration Statement                 II-7

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT

*4(f)1  -  Rights Agreement, dated as of July 24, 1996, between Minnesota Power
           & Light Company (now ALLETE, Inc.) and the Corporate Secretary of Minnesota Power & Light Company (now ALLETE, Inc.), as Rights Agent (filed as Exhibit 4 to the August 2, 1996 Form 8-K, File No. 1-3548).

*4(f)2  -  Certificate of Adjustment to the Rights Agreement as amended, dated as of July 24, 1996, between Minnesota Power & Light Company (now ALLETE, Inc.) and the Corporate Secretary of the Company, as Rights Agent (filed as Exhibit 4(d) to the September 30, 2004 Form 10-Q, File No. 1-3548).

23(a)   -  Consent of PricewaterhouseCoopers LLP.

23(b)   -  Consent of Deborah A. Amberg, Esq.

24      -  Power of Attorney (included on the signature pages of this registration statement).

--------------------
* INCORPORATED HEREIN BY REFERENCE AS INDICATED.

     UNDERTAKING. ALLETE will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8                ALLETE 2005 RSOP Registration Statement

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                    ALLETE 2005 RSOP Registration Statement                 II-9

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the SEC, any and all amendments, including post-effective amendments, to this registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to this registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota on April 29, 2005.

                                                        ALLETE, INC.
                                                        (REGISTRANT)


                                        By           Donald J. Shippar
                                           -------------------------------------
                                                     Donald J. Shippar
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                       TITLE                           DATE
        ---------                       -----                           ----


   Donald J. Shippar        President and Chief Executive         April 29, 2005
------------------------        Officer and Director
   Donald J. Shippar        (Principal Executive Officer)


   James K. Vizanko           Senior Vice President and           April 29, 2005
------------------------       Chief Financial Officer
   James K. Vizanko         (Principal Financial Officer)

   Mark A. Schober            Senior Vice President and           April 29, 2005
------------------------             Controller
   Mark A. Schober          (Principal Accounting Officer)



II-10                    ALLETE 2005 RSOP Registration Statement

        SIGNATURE                       TITLE                           DATE
        ---------                       -----                           ----


   Heidi J. Eddins                     Director                   April 29, 2005
------------------------
   Heidi J. Eddins


   Peter J. Johnson                    Director                   April 29, 2005
------------------------
   Peter J. Johnson


   Madeleine W. Ludlow                 Director                   April 29, 2005
------------------------
   Madeleine W. Ludlow


   George L. Mayer                     Director                   April 29, 2005
------------------------
   George L. Mayer


   Roger D. Peirce                     Director                   April 29, 2005
------------------------
   Roger D. Peirce


   Jack I. Rajala                      Director                   April 29, 2005
------------------------
   Jack I. Rajala


   Nick Smith                          Director                   April 29, 2005
------------------------
   Nick Smith


   Bruce W. Stender             Chairman and Director             April 29, 2005
------------------------
   Bruce W. Stender



                    ALLETE 2005 RSOP Registration Statement                II-11

                                POWER OF ATTORNEY

     The Plan hereby appoints any agent for service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, ALLETE, Inc., as plan administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth and the State of Minnesota, on April 29, 2005.


                                       MINNESOTA POWER AND AFFILIATED COMPANIES
                                     RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

                                     By:  ALLETE, Inc., its Plan Administrator
                                     -------------------------------------------

                                                  Donald J. Shippar
                                     -------------------------------------------
                                                  Donald J. Shippar
                                        President and Chief Executive Officer



II-12                ALLETE 2005 RSOP Registration Statement

                                  EXHIBIT INDEX

23(a) Consent of PricewaterhouseCoopers LLP.

23(b) Consent of Deborah A. Amberg, Esq.

24 Power of Attorney (included on the signature pages of this registration statement).



                    ALLETE 2005 RSOP Registration Statement